UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 13, 2014

Idenix Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-49839	45-0478605
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

320 Bent Street Cambridge, MA	02141
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 617-995-9800

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

Clinical Data

On January 13, 2014, Idenix Pharmaceuticals, Inc. (the “Company” or “Idenix”) issued a press release announcing interim data from the Company’s ongoing phase II 12-week HELIX-1 clinical trial evaluating an all-oral, direct-acting antiviral (“DAA”) HCV combination regimen of samatasvir (IDX719), Idenix’s once-daily pan-genotypic NS5A inhibitor, and simeprevir (TMC435), a once-daily protease inhibitor jointly developed by Janssen R&D Ireland (“Janssen”) and Medivir AB, plus ribavirin. The combination regimen was well-tolerated in the study. In the treatment-naïve, non-cirrhotic, genotype 1b or 4 HCV-infected patients receiving 50 mg of samatasvir and 150 mg of simeprevir plus ribavirin, 85% (n=17/20) remained undetectable for HCV RNA four weeks after completing therapy, also known as SVR4. The 50 mg dose of samatasvir is the selected dose in the ongoing 3-DAA HELIX-2 clinical trial.

HELIX-1 STUDY DESIGN

The HELIX-1 trial is a phase II 12-week, randomized, parallel-group study evaluating the antiviral activity, safety and tolerability of samatasvir and simeprevir in treatment-naïve, non-cirrhotic, genotype 1b or 4 HCV-infected patients. Patients in Part A of the study (n=63) were enrolled in one of three treatment groups receiving 50, 100, or 150 mg samatasvir once-daily for 12 weeks in combination with 150 mg of simeprevir plus a weight-based dose of ribavirin. In Part B of the ongoing HELIX-1 study, exploratory cohorts of patients have been added to evaluate the safety and antiviral activity of simeprevir and ribavirin in combination with 1) a 25 mg dose of samatasvir in genotype 1b-infected patients and 2) a 100 mg dose of samatasvir in genotype 6-infected patients.

A second phase II trial (HELIX-2) was initiated in December 2013 evaluating samatasvir, simeprevir and TMC647055, a once-daily non-nucleoside polymerase inhibitor boosted with low-dose ritonavir being developed by Janssen, with and without ribarivin in genotype 1-infected patients who are either treatment-naïve or have previously relapsed after treatment with interferon and ribavirin.

HELIX-1 INTERIM DATA

The combination treatment regimen has been well-tolerated, and there have been no treatment-related serious adverse events in the clinical trial to date. The most frequently reported adverse events were fatigue, pruritus, anemia, nausea and insomnia.

Virologic response data from Part A of the HELIX-1 study are as follows:

Phase II HELIX-1 Combination Clinical Trial	Samatasvir/Simeprevir Treatment Groups
	50 mg/150 mg	100 mg/150 mg	150 mg/150 mg
n	20	21	22 *
Rapid Virologic Response (RVR); Measured after 4 weeks of treatment (LOQ)	20/20(100%)	20/21(95%)	18/19(95%)
End Of Treatment Response (EOT); Measured at end of 12-week treatment period (LOD)	18/20(90%)	19/21(90%)	11/19(58%)
Sustained Virologic Response (SVR4); Measured 4 weeks after end of treatment (LOD)	17/20(85%)	16/21(76%)	10/19(53%)

*	Three subjects prematurely discontinued treatment within the first 3 weeks (1 lost to follow-up, 2 non-compliance)

LOQ = limit of quantitation (< 25 IU/mL); LOD=limit of detection (<10 IU/mL)

The full text of the press release is attached hereto as Exhibit 99.1. Exhibit 99.1 is incorporated by reference into this Current Report on Form 8-K.

Cash Balance as of December 31, 2013

The Company’s cash and cash equivalents balance at December 31, 2013 was $122.0 million.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

99.1	Press Release dated January 13, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Idenix Pharmaceuticals, Inc.

Date: January 13, 2014	By:	/s/ Maria Stahl
Maria Stahl Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated January 13, 2014